UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 3, 2026
Date of Report (Date of earliest event reported)
Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-16209	98-0374481
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common shares, $0.0011 par value per share	ACGL	NASDAQ	Stock Market
Depositary shares, each representing a 1/1,000th interest in a 5.45% Series F preferred share	ACGLO	NASDAQ	Stock Market
Depositary shares, each representing a 1/1,000th interest in a 4.55% Series G preferred share	ACGLN	NASDAQ	Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Arch Capital Group Ltd. (“Arch” or the “Company”) announced today that David Gansberg is stepping down from his role as a President of Arch effective immediately and will be departing the Company following a distinguished tenure, having played an important role in building the organization to its current position. In his role, Mr. Gansberg oversaw Arch’s Global Insurance Group. Mr. Gansberg will be entitled to receive the benefits under Section 5.02 and 5.04 of his employment agreement dated as of March 1, 2019, as amended, and under his equity-based compensation awards under the applicable equity award agreements, subject to compliance with the terms and conditions thereof.
In connection with Mr. Gansberg’s departure, the Company also announced the expansion of Maamoun Rajeh’s role as President. Mr. Rajeh, who currently oversees Arch’s Reinsurance and Mortgage segments, will also take on responsibility for Arch’s Insurance segment as the Company moves forward under a single President model. Mr. Rajeh will continue to report to the Chief Executive Officer, Nicolas Papadopoulo. The terms of Mr. Rajeh’s employment agreement, dated as of September 19, 2017, as amended, with Arch remain unchanged. No new equity-based compensation awards were granted to Mr. Rajeh in connection with his expanded role.
Mr. Rajeh, 55, has served as President since November 2024. Previously, Mr. Rajeh spent seven years as Chairman and Chief Executive Officer of Arch’s Global Reinsurance Group. Mr. Rajeh joined Arch Re Bermuda in 2001 as an underwriter and has held senior leadership roles throughout his tenure.
Other than transactions previously disclosed by the Company in its definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2026, Mr. Rajeh has not been involved in any transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Rajeh and any other person pursuant to which Mr. Rajeh was selected. There are also no family relationships between Mr. Rajeh and any other director or executive officer of the Company.
ITEM 7.01 Regulation FD Disclosure
On June 3, 2026, Arch issued a press release announcing the aforementioned events. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
ITEM 9.01    Financial Statements and Exhibits.

(d):     The following exhibits are being filed herewith.

EXHIBIT NO.	DESCRIPTION
99.1	Press Release, dated June 3, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: June 3, 2026	By:	/s/ François Morin
		Name:	François Morin
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

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